Exhibit 10.11

AMENDMENT

to the

EXPENSE SUPPORT AND CONDITIONAL REIMBURSEMENT AGREEMENT

This Amendment is made as of March 13, 2023 to the Expense Support and Conditional Reimbursement Agreement dated September 23, 2022 (“Agreement”), by and between Fidelity Private Credit Fund, a Delaware statutory trust (the “Fund”), and Fidelity Diversifying Solutions LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the parties to the Agreement desire to amend the Agreement in the manner set forth herein.

NOW THEREFORE, the parties hereby amend the Agreement as follows:

1.
Section 1(a) of the Agreement is hereby replaced in its entirety by the following:

For the period commencing September 23, 2022 through the 12-month period following the date on which the Fund breaks escrow with respect to its investor subscriptions, the Adviser shall pay on a monthly basis Other Operating Expenses of the Fund on the Fund’s behalf (each such payment, a “Required Expense Payment”) such that Other Operating Expenses of the Fund do not exceed 0.70% (on an annualized basis) of the Fund’s net asset value. For purposes of this Agreement, “Other Operating Expenses” means the Fund’s organization and offering expenses, professional fees (including accounting, legal, and auditing fees), custodian and transfer agent fees, third party valuation agent fees, insurance costs, trustee fees, Administration Fees (as defined in the Fund’s Registration Statement on Form N-2 (the “Registration Statement”)), and other general and administrative expenses.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

FIDELITY PRIVATE CREDIT FUND

By:	/s/ Heather Bonner
Name:	Heather Bonner
Title:	President and Treasurer

FIDELITY DIVERSIFYING SOLUTIONS LLC

By:	/s/ Christopher J. Rimmer
Name:	Christopher J. Rimmer
Title:	Treasurer

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